Exhibit 10.6

ADE CORPORATION

[INSERT NAME OF OPTION PLAN]

AGREEMENT EVIDENCING GRANTING OF STOCK OPTION

AND ACKNOWLEDGMENT OF RECEIPT

Granted to	Name (“Participant”)
Street
City, State Zip
Social Security #	xxx-xx-xxxx

Grant Date:		Options Granted:

Expiration Date:		Exercise Price per Share:

Vesting Schedule

Shares	Vest On	Shares	Vest On	Shares	Vest on	Shares	Vest on

ADE Corporation (the “Company”) hereby grants to the Participant named above, as of the date set forth above, an option (the “Option”) under the Company’s [Name of Stock Option Plan] (the “Plan”) to purchase the number of shares of the Company’s Common Stock, $.01 par value, at the exercise price and in accordance with the vesting schedule set forth above. The Option is intended to be an incentive stock option, or “ISO.”

The Participant hereby acknowledges receipt of the Option in accordance with the terms set forth above. The Participant further acknowledges receipt of a copy of a Prospectus that describes the Plan as presently in effect. The Participant further acknowledges that the Option is subject to the terms and conditions of this Agreement and the terms and conditions of the Plan. The terms and conditions of the Plan are incorporated herein by reference and the Plan is made part of this Agreement as if fully set forth. The Plan shall control in the event there is any conflict between the Plan and this Agreement, and on such matters as are not contained in this Agreement. All terms used herein and not otherwise defined shall have the meaning as defined in the Plan.

Without limiting the generality of the foregoing, the Participant understands and agrees that:

a) The Option is not transferable by the Participant otherwise than by operation of law and is exercisable, during the Participant’s lifetime, only by him or her.

b) To the extent that any shares of the Company’s Common Stock, owned by the Participant and delivered in payment of the exercise price as provided in the Plan, were acquired by the Participant from the Company, said shares shall have been owned by the Participant for at least six months prior to the date of such delivery.

c) The Participant will notify the Company in writing immediately upon making a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is a sale or other disposition of such shares within the later of (i) two years of the date the ISO was granted and (ii) one year of the date the shares were transferred to the Participant (the “Holding Period”). If the Participant has died before such shares are sold, the Holding Period requirements will not apply and no Disqualifying Disposition can occur thereafter.

At any time when the Participant wishes to exercise the Option, in whole or in part, the Participant shall submit a duly executed Notice of Exercise of Option to the Company. Copies of such notice are available from the Company.

ADE Corporation	Participant

By:
(Signature)
Title:
(Name)
Date:
(Date)